DEERFIELD BEACH, Fla., July 24, 2014 (GLOBE NEWSWIRE) -- Capstone Companies, Inc. (OTCQB:CAPC), a leader in the design and manufacture of specialty power failure lighting solutions and innovator of consumer safety and security products for the Hospitality, Retail and Institutional channels, announced today that it will hold a conference call and webcast to provide an update on the progress of its strategic initiatives and business plan and preliminary projections for the Company's second quarter 2014 results.

During the conference call and webcast President and Chief Executive Officer Stewart Wallach will review the Company's strategy and outlook.

Tuesday, August 5, 2014
10:00 a.m. Eastern Time
Phone: (201) 689-8562
Internet webcast link: www.capstonecompaniesinc.com

A telephonic replay will be available from 1:00 p.m. ET the day of the call until Tuesday, August 12, 2014. To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13587622. Alternatively, the archive of the webcast will be available on the Company's website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products to accounts throughout North America and in international markets. See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

Company: Aimee Gaudet Corporate Secretary (954) 252-3440, ext. 313
Investor Relations: Garett Gough, Kei Advisors LLC (716) 846-1352